UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 6, 2012 (February 2, 2012)

Date of Report (date of earliest event reported)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (l7 CFR 240.13e-4(c))

Item  1.01. Entry into a Material Definitive Agreement.

On February 2, 2012, Community Health Systems, Inc. (the “Company”) and its wholly-owned subsidiary CHS/Community Health Systems, Inc. (the “Borrower”) entered into an amendment and restatement (the “Amendment”) of their existing credit agreement, dated as of July 25, 2007, as amended and restated as of November 5, 2010, among the Company, the Borrower, the lenders party thereto and Credit Suisse AG, as administrative agent and collateral agent (as amended and restated, the “Credit Agreement”).

The Amendment extends by two and a half years the maturity date of approximately $1.6 billion of the existing non-extended term loans under the Credit Agreement to January 25, 2017 (subject to customary acceleration events) or, if more than $50,000,000 of the Borrower’s 8.875% Senior Notes due 2015 are outstanding on April 15, 2015, to April 15, 2015. The Amendment also increases the pricing on the newly extended term loans by 125 basis points and amends certain covenants and certain other terms and conditions of the Credit Agreement. The pricing on the remaining non-extended $2.9 billion in term loans remains unchanged.

The Amendment was effected pursuant to the terms of an amendment and restatement agreement, dated as of February 2, 2012 (the “Amendment and Restatement Agreement”), among the Borrower, the Company, certain of the Borrower’s subsidiaries acting as guarantors, the lenders party thereto and Credit Suisse AG, as administrative agent and collateral agent.

The foregoing summary of the Amendment and Restatement Agreement and the Credit Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment and Restatement Agreement and the Credit Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, hereto and incorporated into this report by reference.

Item  2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures under Item 1.01 of this report are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Second Amendment and Restatement Agreement, dated as of February 2, 2012, to the Credit Agreement dated as of July 25, 2007, as amended and restated as of November 5, 2010, among CHS/Community Health Systems, Inc., Community Health Systems, Inc., the subsidiaries of CHS/Community Health Systems, Inc. party thereto, the lenders party thereto and Credit Suisse AG, as Administrative Agent and Collateral Agent.

Exhibit No.	Description

10.2	Second Amended and Restated Credit Agreement, dated as of July 25, 2007, as amended and restated as of November 5, 2010 and February 2, 2012, among CHS/Community Health Systems, Inc., Community Health Systems, Inc., the lenders party thereto and Credit Suisse AG, as Administrative Agent and Collateral Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 6, 2012	COMMUNITY HEALTH SYSTEMS, INC. (Registrant)

	By:	/s/ Wayne T. Smith
Wayne T. Smith
Chairman of the Board, President and Chief Executive Officer (principal executive officer)

	By:	/s/ W. Larry Cash
W. Larry Cash
Executive Vice President, Chief Financial Officer and Director (principal financial officer)